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                                                                      EXHIBIT 21

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                                                  State of
Company                                         Incorporation
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
Affiliated Regional Communications Ltd.           Colorado
American Sports Classics, LLC                     Delaware
ARC Holding, Ltd.                                 Delaware
Fox Cable Networks Services, LLC                  Delaware
Fox Lone Star Holdings, LLC                       Delaware
Fox Professional Services, LLC                    Delaware
Fox Professional Services 3, LLC                  Delaware
Fox Regional Sports Member II, Inc.               Delaware
Fox Sports Net, LLC                               Delaware
Fox Sports Net Arizona, LLC                       Delaware
Fox Sports Net Baseball, LLC                      Delaware
Fox Sports Net Bay Area Holdings, LLC             Delaware
Fox Sports Net Canada Holdings, LLC               Delaware
Fox Sports Net Chicago Holdings, LLC              Delaware
Fox Sports Net Detroit, LLC                       Delaware
Fox Sports Net Distribution, LLC                  Delaware
Fox Sports Net Finance, Inc.                      Delaware
Fox Sports Net Minnesota Holdings, LLC            Delaware
Fox Sports Net Minnesota, LLC                     Delaware
Fox Sports Net National Ad Sales Holdings, LLC    Delaware
Fox Sports Net National Network Holdings, LLC     Delaware
Fox Sports Net Northwest, LLC                     Delaware
Fox Sports Net Pittsburgh, LLC                    Delaware
Fox Sports Net Rocky Mountain                     Colorado
Fox Sports Net Utah, LLC                          Delaware
Fox Sports Net West, LLC                          Delaware
Fox Sports Net West 2, LLC                        Delaware
Fox Sports RPP Holdings, LLC                      Delaware
Foxwatch Productions, Inc.                        Delaware
FRSM West, Inc.                                   Delaware
FX Networks, LLC                                  Delaware
Liberty/Fox ARC L.P.                              Delaware
Liberty/Fox Southeast L.L.C.                      Delaware
Liberty/Fox Sunshine L.L.C.                       Delaware
National Advertising Partners                     New York
National Sports Partners                          New York
National PSNA Holdings I, LLC                     Delaware
National PSNA Holdings II, LLC                    Delaware
Prime Network LLC                                  Wyoming
Prime SportsChannel Networks Associates           New York
SportsChannel Pacific Associates                  Delaware
SportsChannel Chicago Associates                  Delaware
SportsChannel Ventures, Inc.                      New York
Sports Holding Inc.                                  Texas
SportSouth Holdings, L.L.C.                       Delaware
SportSouth Network, Ltd.                          Delaware
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